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                              SHOE PAVILION, INC.

                            UNDERWRITING AGREEMENT
                                                             February     , 1998
                                                                      ----

VAN KASPER & COMPANY
  As Representative of the
  Several Underwriters
600 California Street, Suite 1700
San Francisco, California 94111

Ladies and Gentlemen:

Shoe Pavilion, Inc., a Delaware corporation (the "Company"), proposes to issue and sell to the several Underwriters named in Schedule I hereto (the "Underwriters") an aggregate of 1,800,000 shares (the "Firm Shares") of its authorized but unissued Common Stock, par value $0.001 per share (the "Common Stock"). The Company also proposes to grant to the Underwriters an option to purchase up to 270,000 additional shares of Common Stock (the "Option Shares") for the sole purpose of covering over-allotments, if any, in connection with the sale of the Firm Shares. The Firm Shares and any Option Shares purchased pursuant to this Agreement are referred to below as the "Shares." Van Kasper & Company is acting as representative of the several Underwriters and in that capacity is referred to in this Agreement as the "Representative."

Each of the Company and its sole stockholder, Dmitry Beinus (the "Sole Stockholder"), hereby confirms its and his agreement with the several Underwriters as follows:

        1. REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND SOLE STOCKHOLDER. The Company and Sole Stockholder hereby represents and warrants to and agrees with each Underwriter as follows:

                (a) A registration statement (Registration No. 333-41877) on Form S-1 under the Securities Act of 1933, as amended (the "Securities Act") relating to the Shares, including a prospectus subject to completion, and such amendments to such registration statement as may have been required to the date of this Agreement, has been prepared by the Company under and in conformity with the provisions of the Securities Act and the applicable rules and regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") under the Securities Act and has been filed with the Commission.

                (b) After the execution of this Agreement, the Company will file with the Commission either (i) if such registration statement, as it may have been amended, has been declared by the Commission to be effective under the Securities Act, a prospectus in the form most recently included in an amendment to such registration statement (or, if no such amendment has been filed, in such registration statement), with such changes or insertions as are required by

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Rule 430A of the Rules and Regulations or permitted by Rule 424(b) of the Rules and Regulations, and as has been provided to and approved by the Representative prior to the execution of this Agreement, or (ii) if such registration statement, as it may have been amended, has not been declared by the Commission to be effective under the Securities Act, an amendment to such registration statement, including a form of prospectus, a copy of which amendment has been furnished to and approved by the Representative prior to the execution of this Agreement. As used in this Agreement, the term "Registration Statement" means such registration statement, as amended at the time when it was or is declared effective, including all financial statements and exhibits thereto, any information omitted therefrom pursuant to Rule 430A(a) of the Rules and Regulations and included in the Prospectus (defined below) as well as any such abbreviated registration statements pursuant to Rule 462(b) of the Rules and Regulations as may be filed in connection with the offering of the Shares; the term "Preliminary Prospectus" means each prospectus subject to completion filed with such registration statement or any amendment thereto (including the prospectus subject to completion, if any, included in the Registration Statement or any amendment thereto at the time it was or is declared effective); and the term "Prospectus" means the following:

                (A) the prospectus first filed with the Commission pursuant to Rule 424(b) under the Securities Act, including, if the Company omitted information from the Registration Statement pursuant to Rule 430A(a) of the Rules and Regulations, the information deemed to be a part of the Registration Statement at the time it became effective pursuant to Rule 430A(b) of the Rules and Regulations; or

                (B) if no prospectus is required to be filed pursuant to Rule 424(b) under the Securities Act, the prospectus included in the Registration Statement;

provided that if any revised prospectus that is provided to the Underwriters by the Company for use in connection with the offering of the Shares differs from the prospectus on file with the Commission at the time the Registration Statement became or becomes, as the case may be, effective, whether or not the revised prospectus is required to be filed with the Commission pursuant to Rule 424(b)(3) of the Rules and Regulations, the term "Prospectus" shall mean such revised prospectus from and after the time it is first provided to the Underwriters for such use.

                (c) No order suspending the effectiveness of the Registration Statement or preventing or suspending the use of any Preliminary Prospectus or the Prospectus has been issued and no proceedings for that purpose are pending or, to the best knowledge of the Company and the Sole Stockholder, threatened or contemplated by the Commission; no stop order suspending the sale of the Shares in any jurisdiction has been issued and no proceedings for that purpose are pending or, to the best knowledge of the Company and the Sole Stockholder, threatened or contemplated, and any request of the Commission for additional information (to be included in the Registration Statement, any Preliminary Prospectus or the Prospectus or otherwise) has been complied with.

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                (d)     Each Preliminary Prospectus when filed with the
Commission (i) contained all statements required to be contained therein and complied in all material respects with the requirements of the Securities Act and the Rules and Regulations (ii) did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading and (iii) if filed by electronic transmission pursuant to Electronic Data Gathering, Analysis and Retrieval System ("EDGAR") (except as may be permitted by Regulation S-T under the Securities Act), was identical to the copy thereof delivered to the Underwriters for use in connection with the offer and sale of the Shares. When the Registration Statement or any amendment thereto was or is declared effective (the "Effective Date"), it (i) contained or will contain all statements required to be contained therein and complied or will comply in all material respects with the requirements of the Securities Act and the Rules and Regulations and (ii) did not or will not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading. When the Prospectus or any amendment or supplement to the Prospectus is filed with the Commission pursuant to Rule 424(b) (or, if the Prospectus or part thereof or such amendment or supplement is not required to be so filed, when the Registration Statement or the amendment thereto containing such amendment or supplement to the Prospectus was or is declared effective) and on the Closing Date (defined below) and any date on which Option Shares are to be purchased, the Prospectus, as amended or supplemented at any such time, (i) contained or will contain all statements required to be contained therein and complied or will comply in all material respects with the requirements of the Securities Act and the Rules and Regulations and (ii) did not or will not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The foregoing provisions of this paragraph (d) do not apply to statements or omissions made in any Preliminary Prospectus, the Registration Statement or any amendment thereto or the Prospectus or any amendment or supplement thereto in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representative specifically for use therein.

                (e) Each of the Company and its wholly-owned subsidiary, Shoe Inn, Inc., a Washington corporation (the "Subsidiary"), has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has full corporate power and authority to own or lease its properties and conduct its business as described in the Registration Statement and Prospectus and as is currently being conducted by it. All of the outstanding capital stock of the Subsidiary is owned by the Company free and clear of any pledge, lien, security interest, encumbrance, claim or equitable interest. Each of the Company and the Subsidiary is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except for such jurisdictions where the failure to so qualify or to be in good standing would not have a material adverse effect on the business, properties, condition (financial or otherwise), results of operations or prospects of the Company and the Subsidiary considered as one enterprise. No proceeding has been instituted in any such jurisdiction, revoking, limiting or curtailing, or seeking to revoke, limit or curtail, such power and authority or qualification. Each of the Company and the Subsidiary is in possession

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of and operating in compliance with all authorizations, licenses, certificates, consents, orders and permits from federal, state, local and other governmental or regulatory authorities that are material to the conduct of its business, all of which are valid and in full force and effect. Except for the Subsidiary, the Company has no subsidiaries (defined below) and does not own any equity securities of any other Entity (defined below). As used in this Agreement, the word "subsidiary" means any corporation, partnership, limited liability company or other entity (each an "Entity") that the Company directly or indirectly controls.

                (f) Subsequent to the respective dates as of which information is given in the Registration Statement and Prospectus, there has not been any material loss or interference with the business of the Company or the Subsidiary from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any court or governmental action, order or decree, or any changes in the capital stock or long-term debt of the Company or the Subsidiary, or any dividend or distribution of any kind declared, paid or made on the capital stock of the Company or the Subsidiary, or any material change, or a development known to the Company or the Sole Stockholder that might cause or result in a material change, in or affecting the business, properties, condition (financial or otherwise), results of operations or prospects of the Company or the Subsidiary, whether or not arising from transactions in the ordinary course of business, in each case other than as may be set forth in the Registration Statement and the Prospectus, and since such dates, except in the ordinary course of business, neither the Company nor the Subsidiary has entered into any material transaction not described in the Registration Statement and the Prospectus. Except as set forth in the Prospectus, neither the Company nor the Subsidiary has made any distributions to its existing stockholder within the three most recent fiscal years, and neither the Company nor the Subsidiary will make any future distributions to its existing stockholder other than the S corporation distribution to be paid to the Sole Stockholder immediately following the Closing Date (the "Distribution"), which Distribution shall not exceed $7.8 million.

                (g) There is no agreement, contract, license, lease or other document required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement which is not described or filed as required. All contracts described in the Prospectus, if any, are in full force and effect on the date hereof, and none of the Company, the Subsidiary or, to the best knowledge of the Company and the Sole Stockholder, any other party thereto, is in material breach of or default under any such contract.

                (h) The authorized and outstanding capital stock of the Company as of the date set forth therein and the date hereof is set forth in the Prospectus under the caption "Capitalization", and the description of the Common Stock set forth in the Prospectus under the caption "Description of Capital Stock" conforms with and accurately describes the rights set forth in the instruments defining the Common Stock. The Shares are duly authorized and, when issued in accordance with the terms of this Agreement and against payment therefor, will be validly issued, fully paid and nonassessable, and the issuance of the Shares is not subject to any preemptive or similar rights.

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                (i)     All of the outstanding shares of capital stock of the
Company have been duly authorized and validly issued and are fully paid and nonassessable, have been issued in compliance with all applicable federal and state securities laws and were not issued in violation of or subject to any preemptive rights or other rights to subscribe for or purchase securities. The description of the Company's stock option, stock bonus and other stock plans or arrangements, and the options or other rights granted or exercised thereunder, set forth in the Prospectus, accurately and fairly present the information required to be shown with respect to such plans, arrangements, options and rights. Other than this Agreement and the options and warrants to purchase Common Stock described in the Prospectus, there are no options, warrants or other rights outstanding to subscribe for or purchase any shares of the Company's or the Subsidiary's capital stock. There are no preemptive rights applicable to any shares of capital stock of the Company or the Subsidiary. There are no restrictions upon the voting or transfer of any of the Firm Shares or Option Shares pursuant to the Company's or the Subsidiary's charter, bylaws or other governing documents or any agreement to which the Company or the Subsidiary is a party or by which either of them may be bound. Neither the filing of the Registration Statement nor the offering or sale of the Shares as contemplated by this Agreement gives rise to any rights for or relating to the registration of any securities (other than the Shares) of or issued by the Company.

                (j) The Company has full right, power and authority to enter into and perform its obligations under this Agreement and to issue, sell and deliver the Shares and perform any other transactions contemplated hereby. This Agreement has been duly authorized, executed and delivered by the Company and the Sole Stockholder, constitutes a valid and binding agreement of the Company and the Sole Stockholder, and is enforceable against the Company and the Sole Stockholder in accordance with its terms except insofar as enforceability may be affected by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and except insofar as the indemnification and contribution provisions of Section 7 hereof may be affected by public policy concerns.

                (k) Neither the Company nor the Subsidiary is, nor with the giving of notice or lapse of time or both would it be, in violation of or in default under, nor will the execution or delivery of this Agreement or the consummation of the transactions contemplated by this Agreement result in a material violation of or constitute a material breach of or a default (including, without limitation, with the giving of notice, the passage of time or otherwise) under the certificate of incorporation, bylaws or other governing documents of the Company or the Subsidiary or any obligation, agreement, covenant or condition contained in any bond, debenture, note or other evidence of indebtedness or in any contract, indenture, mortgage, deed of trust, loan agreement, lease, license, joint venture or other agreement or instrument to which the Company or the Subsidiary is a party or by which any of their respective properties may be bound or affected. Neither the Company nor the Subsidiary has incurred any liability, direct or indirect, for any finders' or similar fees payable on behalf of the Company, the Subsidiary or the Underwriters in connection with the transactions contemplated by this Agreement. The performance by the Company of its obligations under this Agreement will not result in a material violation of any law, ordinance, rule or regulation (provided that no representation or warranty is made hereby with respect to the effect, if any, of public policy concerns on the indemnification

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and contribution provisions of Section 7 hereof), or any order, writ, injunction, judgment or decree of any governmental agency or body or of any court having jurisdiction over the Company or the Subsidiary or any of their respective properties, or result in the creation or imposition of any lien, charge, claim or encumbrance upon any property of the Company or the Subsidiary. No consent, approval, authorization or order of qualification with any court, government or governmental agency or body, domestic or foreign, having jurisdiction over the Company or the Subsidiary or over their respective properties is required for the execution and delivery of this Agreement and the consummation by the Company of the transactions contemplated by this Agreement, except such as may be required under the Securities Act or under state or other securities laws, all of which requirements have been satisfied in all material respects (except for any filings under Rule 424 of the Rules and Regulations, which filings have been or will be made under Section 3(a) of this Agreement) or Blue Sky laws.

                (l) Each of the Company and the Subsidiary owns, or has valid rights to use, all items of real and personal property that are material to their respective business, free and clear, except as described in the Registration Statement and the Prospectus, of all liens, encumbrances and claims that might materially interfere with the business, properties, condition (financial or otherwise), results of operations or prospects of the Company and the Subsidiary considered as one enterprise.

                (m) Each of the Company and the Subsidiary owns or possesses adequate rights to use all patents, patent rights, inventions, trade secrets, know-how, trademarks, service marks, tradenames and copyrights described or referred to in the Registration Statement and the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus) as owned by or used by it, or which are necessary for the conduct of their respective business as described in the Registration Statement and the Prospectus; and none of the Company, the Subsidiary or the Sole Stockholder has received any notice of infringement of or conflict with asserted rights of others with respect to any patents, patent rights, inventions, trade secrets, know-how, trademarks, service marks, tradenames or copyrights which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, might have a material adverse effect on the business, properties, condition (financial or otherwise), results of operations or prospects of the Company and the Subsidiary considered as one enterprise.

                (n) There is no litigation or governmental proceeding to which the Company or the Subsidiary is a party or to which any property of the Company or the Subsidiary is subject which is pending or, to the best knowledge of the Company and the Sole Stockholder, is threatened or contemplated against the Company, the Subsidiary or any of their respective officers or any of their respective properties, assets or rights before any court, government or governmental agency or body, domestic or foreign, having jurisdiction over the Company or the Subsidiary or over their respective officers or properties or otherwise that (i) might have a material effect on, or might result in any material adverse change in the business, properties, condition (financial or otherwise), results of operations or prospects of the Company and the Subsidiary considered as one enterprise or might materially and adversely affect their respective properties, assets or rights, (ii) might prevent consummation of the transactions contemplated

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hereby or (iii) is required to be disclosed in the Registration Statement or
Prospectus and is not so disclosed.

                (o) Neither the Company nor the Subsidiary is in violation of any law, order, ordinance, rule or regulation, or any order, writ, injunction, judgment or decree of any governmental agency or body or of any court, to which it or its respective properties (whether owned or leased) may be subject, which violation might have a material adverse effect on the business, properties, condition (financial or otherwise), results of operations or prospects of the Company and the Subsidiary considered as one enterprise.

                (p) Neither the Company nor the Subsidiary has taken and neither shall take, directly or indirectly, any action designed to cause or result in, or which has constituted or which might reasonably be expected to cause or result in, under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the rules and regulations of the Commission thereunder or otherwise, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares. No bid or purchase by the Company for or of the Common Stock, any securities of the same class or series as the Common Stock or any securities convertible into or exchangeable for or that represent any right to acquire the Common Stock is now pending or in progress or will have commenced at any time prior to the completion of the distribution of the Shares.

                (q) Deloitte & Touche LLP, whose report appears in the Registration Statement and the Prospectus are, and during the periods covered by its report in the Registration Statement were, independent accountants as required by the Securities Act and the Rules and Regulations. The financial statements included in the Registration Statement, each Preliminary Prospectus and the Prospectus present fairly the financial condition, results of operations, cash flow and changes in stockholders' equity of the Company at the dates and for the periods indicated, and the financial statements included in the Registration Statement present fairly the information required to be stated therein. Such financial statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods presented, except as may be stated therein. The selected and summary financial and statistical data included in the Registration Statement and the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with the audited financial statements presented therein. No other financial statements or schedules are required to be included in the Registration Statement.

                (r) The pro forma financial or other information and related notes included in the Registration Statement, each Preliminary Prospectus and the Prospectus comply in all material respects with the requirements of the Securities Act and the Rules and Regulations and present fairly the pro forma information shown, as of the dates and for the periods covered by such pro forma information. Such pro forma information, including any related notes, has been prepared on a basis consistent with the historical financial statements and other historical information, as applicable, included in the Registration Statement, the Preliminary Prospectus and the Prospectus, except for the pro forma adjustments specified therein, and give effect to assumptions made on a reasonable basis to give effect to historical and, if applicable, proposed

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transactions described in the Registration Statement, each Preliminary
Prospectus and the Prospectus. The information set forth under "Selected Operating Data" included in the Registration Statement, each Preliminary Prospectus and the Prospectus has been derived from the books and records of the Company and fairly and accurately presents the information shown as of the dates and for the periods covered by such data.

                (s) The books, records and accounts of the Company and the Subsidiary accurately and fairly reflect, in reasonable detail, the transactions in and dispositions of the assets of the Company and the Subsidiary. The systems of internal accounting controls maintained by each of the Company and the Subsidiary are sufficient to provide reasonable assurances that: (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                (t) The Company has delivered to the Representative the written agreement of the Sole Stockholder, to the effect that the Sole Stockholder will not, for a period of one year following the date of this Agreement, without the prior written consent of the Representative, offer, sell or contract to sell, or otherwise dispose of, or announce the offer of, any Common Stock or options or convertible securities exercisable or exchangeable for, or convertible into, Common Stock.

                (u) Except as set forth in the Prospectus, no labor disturbance by the employees of the Company or the Subsidiary exists, is imminent or, to the knowledge of the Company and the Sole Stockholder, is contemplated or threatened; and neither the Company nor the Sole Stockholder is aware of an existing, imminent or threatened labor disturbance by the employees of any principal suppliers, manufacturers, contractors or others that might be expected to result in any material change in the business, properties, condition (financial or otherwise), results of operations or prospects of the Company and the Subsidiary considered as one enterprise. Except as set forth in the Prospectus, no collective bargaining agreement exists with any employees of the Company or the Subsidiary and, to the best knowledge of the Company and the Sole Stockholder, no such agreement is imminent other than as set forth in the Prospectus.

                (v) Each of the Company and the Subsidiary has filed all federal, state, local and foreign tax returns which are required to be filed or have requested extensions thereof and have paid all taxes, including withholding taxes, penalties and interest, assessments, fees and other charges to the extent that the same have become due and payable. No tax assessment or deficiency has been made or proposed against the Company or the Subsidiary nor has the Company or the Subsidiary received any notice of any proposed tax assessment or deficiency. All tax liabilities are adequately provided for on the books of the Company and the Subsidiary.

                                       8
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                (w)     Except as set forth in the Prospectus, there are no
outstanding agreements with or loans, advances or guaranties of indebtedness by the Company or the Subsidiary to or for the benefit of any of (i) the Company's or the Subsidiary's "affiliates," as such term is defined in the Rules and Regulations or (ii) any of the members of the families of any of them.

                (x) Neither the Company nor the Subsidiary has, directly or indirectly, at any time: (i) made any contributions to any candidate for political office, or failed to disclose fully any such contribution, in violation of law; (ii) made any payment to any local, state, federal or foreign governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or allowed by all applicable laws; or (iii) violated any provision of the Foreign Corrupt Practices Act of 1977, as amended.

                (y) To the best knowledge of each of the Company and the Sole Stockholder, neither the Company nor the Subsidiary has any liability, absolute or contingent, relating to: (i) public health or safety; (ii) worker health or safety; (iii) product defect or warranty or (iv) pollution, damage to or protection of the environment, including, without limitation, relating to damage to natural resources, emissions, discharges, releases or threatened releases of hazardous materials into the environment (including further, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or otherwise relating to the manufacture, processing, use, treatment, storage, generation, disposal, transport or handling of any hazardous materials. As used herein, "hazardous material" includes chemical substances, wastes, pollutants, contaminants, hazardous or toxic substances, constituents, materials or wastes, whether solid, gaseous or liquid in nature.

                (z) The Company has not distributed and will not distribute prior to the Closing Date or on or prior to any date on which the Option Shares are to be purchased, as the case may be, any prospectus or other offering material in connection with the offering and sale of the Shares other than the Preliminary Prospectus(es), the Prospectus, the Registration Statement and any other material permitted by the Securities Act and the Rules and Regulations.

                (aa) The Common Stock has been approved for quotation on the Nasdaq National Market, subject to official notice of issuance.

                (bb) The Company has been advised concerning the Investment Company Act of 1940, as amended (the "1940 Act"), and the rules and regulations thereunder, and has in the past conducted, and intends in the future to use its best efforts to conduct, its affairs in such a manner as to ensure that it will not become an "investment company" or a company "controlled" by an "investment company" within the meaning of the 1940 Act and such rules and regulations.

                (cc) The execution and delivery of the Exchange Agreement dated as of February __, 1998 (the "Exchange Agreement") between the Subsidiary and the Company, which effected the transfer of the stock of the Subsidiary to the Company on the date hereof, was duly authorized by all necessary corporate action on the part of each of the Subsidiary and the Company. Each of the Subsidiary and the Company had all necessary corporate power and authority to execute and deliver the Exchange Agreement and to consummate the transfer contemplated by the Exchange Agreement, and the Exchange Agreement constitutes a valid and

                                       9
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binding obligation of each of the Subsidiary and the Company, enforceable in accordance with its terms, except as enforceability may by limited by general equitable principles, bankruptcy, insolvency, reorganization,. moratorium or other laws affecting creditors.

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        2.      PURCHASE, SALE AND DELIVERY OF SHARES.

                (a) On the basis of the representations, warranties, covenants and agreements of the Company and the Sole Stockholder contained in this Agreement, and subject to the terms and conditions set forth in this Agreement, the Company agrees to sell to the several Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at a purchase price of $___ per share, the respective number of Firm Shares set forth opposite the name of such Underwriter on Schedule I to this Agreement (subject to adjustment as provided in Section 8 of this Agreement).

                (b) On the basis of the several (and not joint) covenants and agreements of the Underwriters contained in this Agreement, and subject to the terms and conditions set forth in this Agreement, the Company grants an option to the several Underwriters to purchase from the Company, severally and not jointly, all or any portion of the Option Shares at the same price per share as the Underwriters are to pay for the Firm Shares. This option may be exercised only to cover over-allotments in the sale of the Firm Shares by the Underwriters and may be exercised in whole or in part at any time (but not more than once) on or before the 45th day after the date of the Prospectus upon written, telecopied or telegraphic notice by the Representative to the Company setting forth the aggregate number of Option Shares as to which the several Underwriters are exercising the option and the settlement date. The Option Shares shall be purchased severally, and not jointly, by each Underwriter, if purchased at all, in the same proportion that the number of Firm Shares set forth opposite the name of the Underwriter in Schedule I to this Agreement bears to the total number of Firm Shares to be purchased by the Underwriters under Section 2(a) above, subject to such adjustments as the Representative in its absolute discretion shall make to eliminate any fractional shares. Delivery of certificates for the Option Shares, and payment therefor, shall be made as provided in Section 2(c) and Section 2(d) below.

                (c) Delivery of the Firm Shares and the Option Shares (if the option granted by the Company in Section 2(b) above has been exercised not later than 6:30 a.m., San Francisco time, on the date two business days preceding the Closing Date), and payment therefor, less the non-accountable expense allowance provided for in Section 4(a)(ii) of this Agreement, shall be made at the offices of Orrick, Herrington & Sutcliffe LLP, 400 Sansome Street, San Francisco, California 94111, at 6:30 a.m., San Francisco time, on February __, 1998, or at such time on such other day, not later than seven full business days after such date, as shall be agreed upon in writing by the Company and the Representative, or as provided in Section 8 of this Agreement. The date and hour of delivery and payment for the Firm Shares are referred to in this Agreement as the "Closing Date." As used in this Agreement, "business day" means a day on which the Nasdaq National Market is open for trading and on which banks in New York and California are open for business and not permitted by law or executive order to be closed.

                (d) If the option granted by the Company in Section 2(b) above is exercised after 6:30 a.m., San Francisco time, on the date two business days preceding the Closing Date, delivery of the Option Shares and payment therefor, less the applicable portion, if any, of the non-accountable expense allowance provided for in Section 4(a)(ii) of this Agreement, shall be made at the offices of Orrick, Herrington & Sutcliffe LLP, 400 Sansome Street, San Francisco, California 94111, at 6:30 a.m., San Francisco time, on the date specified by the Representative (which shall be three or four, or fewer, business days after the exercise of the option, but not in excess of the period of time specified in the Rules and Regulations).

                (e) Payment of the purchase price for the Shares by the several Underwriters shall be made by certified or official bank check, checks drawn in same-day funds or wire transfer, payable to the order of the Company. Such payment shall be made upon delivery of certificates for the Shares to you for the respective accounts of the several Underwriters. Certificates for the Shares to be delivered to you shall be registered in such name or names and shall be in such denominations as the Representative may request at least two business days before the Closing Date, in the case of Firm Shares, and at least one business day prior to the purchase of the Option Shares, in the case of the Option Shares. Such certificates will be made available to the Underwriters for inspection, checking and packaging at a location in San Francisco, California as the Representative may designate, not less than one full business day prior to the Closing Date or, in the case of the Option Shares, by 12:00 p.m., San Francisco time, on the first business day preceding the date of purchase. If the Representative so elects, delivery of the Shares may be made by credit through full fast transfer to the accounts at The Depository Trust Company designated by the Representative.

                (f) It is understood that the several Underwriters propose to offer the Shares for sale to the public as soon as the Representative deems it advisable to do so. The Firm Shares are to be initially offered to the public at the public offering price set forth (or to be set forth) in the Prospectus. The Representative may from time to time thereafter change the public offering price and other selling terms.

                (g) The information set forth in the last paragraph on the front cover page (insofar as such information relates to the Underwriters), the legend respecting stabilization set forth on the inside front cover page and the statements in the third and eighth paragraphs set forth under the caption "Underwriting" in any Preliminary Prospectus and in the final form of Prospectus filed pursuant to Rule 424(b) constitute the only information furnished by the Underwriters to the Company for inclusion in any Preliminary Prospectus, the Prospectus or the Registration Statement.

        3. FURTHER AGREEMENTS OF THE COMPANY. The Company covenants and agrees with the several Underwriters as follows:

                (a) The Company will use its best efforts to cause the Registration Statement, and any amendment thereof, if not effective at the time and date this Agreement is executed and delivered by the parties hereto, to become effective as promptly as possible. If the Registration Statement has become or becomes effective pursuant to Rule 430A, or filing of the Prospectus is otherwise required under Rule 424(b), the Company will file the Prospectus, properly completed (and in form and substance reasonably satisfactory to the Underwriters) pursuant to Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Representative of such timely filing. The Company will not file the Prospectus, any amended Prospectus, any amendment (including post-effective amendments) to the Registration Statement or any supplement to the Prospectus without (i) advising the Representative of and, a reasonable time prior to the proposed filing of such amendment or supplement, furnishing the Representative with copies thereof and (ii) obtaining the prior consent of the Representative to such filing. The Company will prepare and file with the Commission, promptly upon the request of the Representative, any amendment to the Registration Statement or supplement to the Prospectus that may be necessary or advisable in connection with the distribution of the Shares by you and use its best efforts to cause the same to become effective as promptly as possible.

                (b) The Company will promptly advise the Representative (i) when the Registration Statement becomes effective, (ii) when any amendment thereto becomes effective, (iii) of any request by the Commission for any amendment to or supplement to the Registration Statement or the Prospectus or for any additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose and (v) of the receipt by the Company of any notification with respect to the suspension of the registration, qualification or exemption from registration or qualification of the Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose. The Company will use its best efforts to prevent the issuance of any such stop order or suspension and, if issued, to obtain as soon as possible the withdrawal thereof.

                (c) The Company will (i) on or before the Closing Date, deliver to you and your counsel a signed copy of the Registration Statement as originally filed and of each amendment thereto filed prior to the time the Registration Statement becomes effective and, promptly upon the filing thereof, a signed copy of each post-effective amendment, if any, to the Registration Statement (together with, in each case, all exhibits thereto unless and to the extent previously furnished to you) and will also deliver to you, for distribution to the several Underwriters, a sufficient number of additional conformed copies of each of the foregoing (excluding exhibits) so that one copy of each may be distributed to each Underwriter, (ii) as promptly as possible deliver to each of you and send to the several Underwriters, at such office or offices as you may designate, as many copies of the Prospectus as you may reasonably request and (iii) thereafter from time to time during the period in which a prospectus is required by law to be delivered by an Underwriter or a dealer, likewise send to the Underwriters as many additional copies of the Prospectus and as many copies of any supplement to the Prospectus and of any amended Prospectus, filed by the Company with the Commission, as you may reasonably request for the purposes contemplated by the Securities Act. In addition, no later than ninety (90) days following the Closing Date, the Company shall provide the Representative and its counsel, at the Company's cost, such number of bound volumes as may be reasonably requested by the Representative and its counsel, each volume to contain all of the documents relating to the offering of the Shares.

                (d) If at any time during the period in which a prospectus is required by law to be delivered by an Underwriter or a dealer any event shall occur as a result of which it is necessary to supplement or amend the Prospectus in order to make the Prospectus not misleading or so that the Prospectus will not omit to state a material fact necessary to be stated therein, in each case at the time the Prospectus is delivered to a purchaser of the Shares, or if it shall be necessary to amend or to supplement the Prospectus to comply with the Securities Act or the Rules and Regulations, the Company will forthwith prepare and file with the Commission a supplement to the Prospectus or an amended Prospectus so that the Prospectus as so supplemented or amended will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein not misleading and so that it then will otherwise comply with the Securities Act and the Rules and Regulations. If, after the public offering of the Shares by the Underwriters and during such period, the Underwriters propose to vary the terms of the offering thereof by reason of changes in general market conditions or otherwise, you will advise the Company in writing of the proposed variation and if, in the opinion either of counsel for the Company or counsel for the Underwriters, such proposed variation requires that the Prospectus be supplemented or amended, the Company will forthwith prepare and file with the Commission a supplement to the Prospectus or an amended Prospectus setting forth such variation. The Company authorizes the Underwriters and all dealers to whom any of the Shares may be sold by the Underwriters to use the Prospectus, as from time to time so amended or supplemented, in connection with the sale of the Shares in accordance with the applicable provisions of the Securities Act and the Rules and Regulations for such period.

                (e) The Company will cooperate with you and your counsel in the qualification or registration of the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as you may designate and, if applicable, in connection with exemptions from such qualification or registration and, during the period in which a Prospectus is required by law to be delivered by an Underwriter or a dealer, in keeping such qualifications, registrations and exemptions in effect; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify to do business as a foreign corporation in any jurisdiction in which it is not so qualified. The Company will, from time to time, prepare and file such statements, reports and other documents as are or may be required to continue such qualifications, registrations and exemptions in effect for so long a period as you may reasonably request for the distribution of the Shares.

                (f) During a period of five years commencing with the date of this Agreement, the Company will promptly furnish to you and to each Underwriter who may so request in writing copies of (i) all periodic and special reports furnished by it to stockholders of the Company, (ii) all information, documents and reports filed by it with the Commission, the Nasdaq National Market, any securities exchange or the National Association of Securities Dealers, Inc., (iii) every material press release and every material news item or article in respect of the Company or its affairs delivered to stockholders or prepared by the Company or any of its subsidiaries and (iv) any additional information concerning the Company or its business that the Representative may reasonably request.

                (g) As soon as practicable, but not later than the 45th day following the end of the fiscal quarter first ending after the first anniversary of the Effective Date, the Company will make generally available to its securities holders and furnish to the Representative an earnings statement or statements in accordance with Section 11(a) of the Securities Act and Rule 158 thereunder.

                (h) The Company agrees that it will not and it will cause the Sole Stockholder to enter into an agreement with the Representative to the effect that he will not without your prior written consent, in each case directly or indirectly, sell, offer, contract to sell, grant any option to purchase or otherwise dispose of any shares of Common Stock, or any securities convertible into, exchangeable for or exercisable for Common Stock, or any rights to purchase or acquire Common Stock, for a period of one year following the date of this Agreement, excluding only (i) the sale of the Shares to be sold to the Underwriters pursuant to this Agreement and (ii) the grant of options to purchase Common Stock under the Company's presently authorized employee plans that are described in the Prospectus, in accordance with the provisions of such plans as so authorized, so long as none of such options become exercisable within one year from the date of this Agreement.

                (i) The Company will apply the net proceeds from the offering received by it in the manner set forth under the caption "Use of Proceeds" in the Prospectus.

                (j) The Company will, and at all times for a period of at least five years after the date of this Agreement, unless such securities are then listed on a national securities exchange, use its best efforts to cause the Common Stock (including the Shares) to be included for quotation on the Nasdaq National Market, and the Company will comply with all registration, filing, reporting and other requirements of the Exchange Act and the Nasdaq National Market that may from time to time be applicable to the Company.

                (k) The Company will use its best efforts to maintain insurance of the types and in the amounts which it deems adequate for its business consistent with insurance coverage maintained by companies of similar size and engaged in similar businesses including, but not limited to, general liability insurance covering all real and personal property owned or leased by the Company against theft, damage, destruction, acts of vandalism and all other risks customarily insured against.

                (l) The Company will maintain a transfer agent and, if necessary under the jurisdiction of incorporation of the Company, a registrar (which may be the same entity as the transfer agent) for its Common Stock.

                (m) If at any time during the twenty-five (25) day period after the Registration Statement becomes effective, any rumor, publication or event relating to or affecting the Company shall occur as a result of which, in your opinion, the market price of the Common Stock has been or is likely to be materially affected (regardless of whether such rumor, publication or event necessitates a supplement to or amendment of the Prospectus), the Company will, after written notice from you advising the Company to the effect set forth above, forthwith prepare, consult with you concerning the substance of and disseminate a press release or other public statement, reasonably satisfactory to you, responding to or commenting on such rumor, publication or event.

        4.      FEES AND EXPENSES.

                (a)     The Company agrees with each Underwriter that:

                        (i) The Company will pay and bear all costs and expenses in connection with: the preparation, printing and filing of the Registration Statement (including financial statements and exhibits), Preliminary Prospectuses and the Prospectus, any drafts of each of them and any amendments or supplements to any of them; the duplication or, if applicable, printing (including all drafts thereof) of this Agreement, the Agreement Among Underwriters, any Selected Dealer Agreements, the Blue Sky Survey, the Underwriters' Questionnaire and the Power of Attorney and the duplication and printing (including of drafts thereof) of any other underwriting documents and material (including but not limited to marketing memoranda and other marketing material) in connection with the offering, purchase, sale and delivery of the Shares; the issuance and delivery of the Shares under this Agreement to the several Underwriters, including all expenses, taxes, duties, fees and commissions on the purchase and sale of the Shares and Nasdaq National Market brokerage and transaction levies with respect to the purchase and, if applicable, the sale of the Shares (x) incident to the sale and delivery of the shares by the Company to the Underwriters and (y) incident to the sale and delivery of the Shares by the Underwriters to the initial purchasers thereof; the cost of printing all stock certificates; the Transfer Agents' and Registrars' fees; the fees and disbursements of counsel for the Company; all fees and other charges of the Company's independent public accountants and any other experts named in the Prospectus; the cost of furnishing to the several Underwriters copies of the Registration Statement (including appropriate exhibits), Preliminary Prospectus(es) and the Prospectus, the agreements and other documents and instruments referred to above and any amendments or supplements to any of the foregoing; NASD filing fees and the cost of qualifying or registering the Shares (or obtaining exemptions from qualification or registration) under the laws of such jurisdictions as you may designate (including filing fees and fees and disbursements of Underwriters' counsel in connection with such NASD, state securities or Blue Sky qualifications, registrations and exemptions, provided that such reimburseable expenses of Underwriters' counsel shall not exceed $5,000); all fees and expenses in connection with qualification of the Shares for inclusion for quotation on the Nasdaq National Market; the Company's portion of all roadshow expenses; and all other expenses incurred by the Company in connection with the performance of its obligations hereunder.

                (ii) In addition to its obligations under Section 4(a)(i) above, the Company agrees to pay the Representative a non-accountable expense allowance equal to 1% of the public offering price of the Shares. Such allowance shall be paid to the Representative as provided in Sections 2(c) and 2(d) of this Agreement.

                (iii) In addition to its obligations under Section 7(a) of this Agreement, the Company agrees that, as an interim measure during the pendency of any claim, action, investigation, inquiry or other proceeding arising out of or based upon any loss, claim, damage or liability described in
Section 7(a) of this Agreement, it will reimburse or advance to or for the benefit of the Underwriters, and each of them, on a quarterly basis (or more often, if requested) for all legal and other expenses incurred in connection with investigating or defending any such claim, action, investigation, inquiry or other proceeding, notwithstanding the absence of a judicial determination as to the propriety and enforceability of the Company's obligation to reimburse or advance for the benefit of the Underwriters for such expenses or the possibility that such payments might later be held to have been improper by a court of competent jurisdiction. To the extent that any portion, or all, of any such interim reimbursement payments or advances are so held to have been improper, the Underwriters receiving the same shall promptly return such amounts to the Company together with interest, compounded daily, at the prime rate (or other commercial lending rate for borrowers of the highest credit standing) announced from time to time by Bank of America, NT&SA, San Francisco, California (the "Prime Rate"), but not in excess of the maximum rate permitted by applicable law, from the date of such request until the date paid.

                (b) In addition to their obligations under Section 7(b) of this Agreement, the Underwriters severally and in proportion to their obligation to purchase Firm Shares as set forth on Schedule 1 hereto, agree that, as an interim measure during the pendency of any claim, action, investigation, inquiry or other proceeding arising out of or based upon any loss, claim, damage or liability described in Section 7(b) of this Agreement, they will reimburse or advance to or for the benefit of the Company on a quarterly basis (or more often, if requested) for all legal and other expenses incurred by the Company in connection with investigating or defending any such claim, action, investigation, inquiry or other proceeding, notwithstanding the absence of a judicial determination as to the proprietary or enforceability of the Underwriters' obligation to reimburse or advance for the benefit of the Company for such expenses and the possibility that such payments or advances might later be held to have been improper by a court of competent jurisdiction. To the extent that any portion, or all, of any such interim reimbursement payments or advances are so held to have been improper, the Company shall promptly return such amounts to the Underwriters together with interest, compounded daily, at the Prime Rate, but not in excess of the maximum rate permitted by applicable law. Any such interim reimbursement payments or advances that are not made to the Company within 30 days of a request for reimbursement or for an advance shall bear interest at the Prime Rate, but not in excess of the maximum rate permitted by applicable law, from the date of such request until the date paid.

                (c) It is agreed that any controversy arising out of the operation of the interim reimbursement and advance arrangements set forth in Sections 4(a)(iii) and 4(b) above, including the amounts of any requested reimbursement payments or advance, the method of determining such amounts and the basis on which such amounts shall be apportioned among the indemnifying parties, shall be settled by arbitration conducted under the provisions of the Constitution and Rules of the Board of Governors of the New York Stock Exchange, Inc. or pursuant to the Code of Arbitration Procedure of the NASD. Any such arbitration must be commenced by service of a written demand for arbitration or a written notice of intention to arbitrate, therein electing the arbitration tribunal. If the party demanding arbitration does not make such designation of an arbitration tribunal in such demand or notice, then the party responding to the demand or notice is authorized to do so. Any such arbitration will be limited to the interpretation and obligations of the parties under the interim reimbursement and advance provisions contained in Sections 4(a)(iii) and 4(b) above and will not resolve the ultimate propriety or enforceability of the obligation to indemnify for or contribute to expenses that is created by the provisions of Section 7 of this Agreement.

                (d) If the sale of the Shares provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 5 of this Agreement is not satisfied, or because of any termination pursuant to Section 9(b) of this Agreement, or because of any refusal, inability or failure on the part of the Company to perform any covenant or agreement set forth in this Agreement or to comply with any provision of this Agreement other than by reason of a default by any of the Underwriters, the Company agrees to reimburse the Representative upon demand for its reasonable out-of-pocket expenses (including fees and disbursements of counsel) that shall have been incurred by it in connection with investigating, preparing to market or marketing the Shares or otherwise in connection with this Agreement; provided, however, that in no event shall the total amount of the out-of-pocket expenses payable to the Representative exceed $80,000.

        5. CONDITIONS OF UNDERWRITERS' OBLIGATIONS. The obligations of the several Underwriters to purchase and pay for the Shares shall be subject, in the sole discretion of the Representative, to the accuracy as of the date of execution of this Agreement, the Closing Date and the date on which the Option Shares are to be purchased, as the case may be, of the representations and warranties of the Company and the Sole Stockholder set forth in this Agreement, to the accuracy of the statements of the Company and its officers made in any certificate delivered pursuant to this Agreement, to the performance by the Company of all of its obligations to be performed under this Agreement at or prior to the Closing Date or any later date on which Option Shares are to be purchased, as the case may be, to the satisfaction of all conditions to be satisfied or performed by the Company at or prior to that date and to the following additional conditions:

                (a) The Registration Statement shall have become effective (or, if a post-effective amendment is required to be filed pursuant to Rule 430A under the Securities Act, such post-effective amendment shall become effective and the Company shall have provided evidence satisfactory to the Representative of such filing and effectiveness) not later than 2:00 p.m., San Francisco time, on the date of this Agreement or at such later date and time as you may approve in writing and, at the Closing Date or, with respect to the Option Shares, the date on which such Option Shares are to be purchased; no stop order suspending the effectiveness of the Registration Statement or any qualification, registration or exemption from qualification or registration for the sale of the Shares in any jurisdiction shall have been issued and no proceedings for that purpose shall have been instituted or threatened; any request for additional information on the part of the Commission shall have been complied with to the reasonable satisfaction of the Representative and their counsel; and the NASD shall have raised no objection to the fairness and reasonableness of the underwriting terms and arrangements.

                (b) The Representative shall have received from Cooley Godward LLP, counsel for the Underwriters, an opinion, dated the Closing Date, with respect to the issuance and sale of the Shares and such other related matters as the Representative may reasonably require, and the Company shall have furnished such counsel with all documents which they may reasonably request for the purpose of enabling them to pass upon such matters.

                (c) You shall have received on the Closing Date and on any later date on which Option Shares are purchased, as the case may be, the opinion of Orrick, Herrington & Sutcliffe LLP, counsel for the Company, addressed to the Underwriters and dated the Closing Date or such later date, with reproduced copies or signed counterparts thereof for each of the Underwriters, covering the matters set forth in Annex A to this Agreement and in form and substance reasonably satisfactory to you.

                (d) You shall be satisfied that there has not been any material change in the market for securities in general or in political, financial or economic conditions as to render it impracticable, in your sole judgment, to make a public offering of the Shares, or a material adverse change in market levels for securities in general (or those of companies in particular) or financial or economic conditions which render it inadvisable to proceed.

                (e) You shall have received on the Closing Date and on any later date on which Option Shares are purchased a certificate, dated the Closing Date or such later date, as the case may be, and signed by the President and the Chief Financial Officer of the Company stating that:

                        (i) The representations and warranties of the Company set forth in Section 1 of this Agreement are true and correct with the same force and effect as if expressly made at and as of the Closing Date or such later date, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date or such later date;

                        (ii) No stop order suspending the effectiveness of the Registration Statement has been issued, and no proceedings for that purpose have been instituted or are pending or are threatened under the Securities Act; and

                        (iii) (A) the respective signers of the certificate have carefully examined the Registration Statement in the form in which it originally became effective and the Prospectus and any supplements or amendments to any of them and, as of the Effective Date, the statements made in the Registration Statement and the Prospectus were true and correct in all material respects and neither the Registration Statement nor the Prospectus omitted to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading, (B) since the Effective Date, no event has occurred that should have been set forth in an amendment to the Registration Statement or a supplement or amendment to the Prospectus that has not been set forth in such an amendment or supplement, (C) since the respective dates as of which information is given in the Registration Statement in the form in which it originally became effective and the Prospectus contained therein, there has not been any material change or any development involving a prospective material change in or affecting the business, properties, condition (financial or otherwise), results of operations or prospects of the Company and the Subsidiary considered as one enterprise, whether or not arising from transactions in the ordinary course of business, and, since such dates, except in the ordinary course of business, neither the

Company nor the Subsidiary has entered into any material transaction not referred to in the Registration Statement in the form in which it originally became effective and the Prospectus contained therein, (D) there are not any pending or known threatened legal proceedings to which the Company or the Subsidiary is a party or of which any property of the Company or the Subsidiary is the subject which are material and which are not disclosed in the Registration Statement and the Prospectus and (E) there are not any contracts, leases or other documents that are required to be filed as exhibits to the Registration Statement that have not been filed as required.

                (f) You shall have received on the Closing Date and on any later date on which Option Shares are purchased a certificate, dated the Closing Date or such later date, as the case may be, and signed by the Sole Stockholder stating that:

                        (i) The representations and warranties of the Sole Stockholder set forth in Section 1 of this Agreement are true and correct with the same force and effect as if expressly made at and as of the Closing Date or such later date, and the Sole Stockholder has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date or such later date;

                        (ii) No stop order suspending the effectiveness of the Registration Statement has been issued, and no proceedings for that purpose have been instituted or are pending or are threatened under the Securities Act; and

                        (iii) (A) the Sole Stockholder has carefully examined the Registration Statement in the form in which it originally became effective and the Prospectus and any supplements or amendments to any of them and, as of the Effective Date, the statements made in the Registration Statement and the Prospectus were true and correct in all material respects and neither the Registration Statement nor the Prospectus omitted to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading, (B) since the Effective Date, no event has occurred that should have been set forth in an amendment to the Registration Statement or a supplement or amendment to the Prospectus that has not been set forth in such an amendment or supplement, (C) since the respective dates as of which information is given in the Registration Statement in the form in which it originally became effective and the Prospectus contained therein, there has not been any material change or any development involving a prospective material change in or affecting the business, properties, condition (financial or otherwise), results of operations or prospects of the Company and the Subsidiary considered as one enterprise, whether or not arising from transactions in the ordinary course of business, and, since such dates, except in the ordinary course of business, neither the Company nor the Subsidiary has entered into any material transaction not referred to in the Registration Statement in the form in which it originally became effective and the Prospectus contained therein, (D) there are not any pending or known threatened legal proceedings to which the Company or the Subsidiary is a party or of which any property of the Company or the Subsidiary is the subject which are material and which are not disclosed in the Registration Statement and the Prospectus and (E) there are not any contracts, leases or other documents that are required to be filed as exhibits to the Registration Statement that have not been filed as required.

                (g) You shall have received from Deloitte & Touche LLP a letter or letters, addressed to the Underwriters and dated the Closing Date and any later date on which Option Shares are purchased, confirming that they are independent accountants with respect to the Company within the meaning of the Securities Act and the applicable published Rules and Regulations thereunder and, based upon the procedures described in their letter, referred to below, delivered to you concurrently with the execution of this Agreement (the "Original Letter"), but carried out to a date not more than five business days prior to the Closing Date or such later date on which Option Shares are purchased, (i) confirming, to the extent true, that the statements and conclusions set forth in the Original Letter are accurate as of the Closing Date or such later date, as the case may be, and (ii) setting forth any revisions and additions to the statements and conclusions set forth in the Original Letter that are necessary to reflect any changes in the facts described in the Original Letter since the date of the Original Letter or to reflect the availability of more recent financial statements, data or information. Such letters shall not disclose any change, or any development involving a prospective change, in or affecting the business, properties or condition (financial or otherwise), results of operations or prospects of the Company or the Subsidiary which, in your sole judgment, makes it impractical or inadvisable to proceed with the public offering of the Shares or the purchase of the Option Shares as contemplated by the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus). The Original Letter from Deloitte & Touche LLP shall be addressed to or for the use of the Underwriters in form and substance reasonably satisfactory to the Underwriters and shall (i) represent, to the extent true, that they are independent public accountants with respect to the Company within the meaning of the Securities Act and the applicable published Rules and Regulations; (ii) represent that the consolidated balance sheets of the Company as of December 31, 1997 and 1996 and related consolidated statements of income, stockholder's equity, and cash flows for the each of the three years in the period ended December 31, 1997 comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the rules and regulations thereunder; (iii) state that Deloitte & Touche LLP has performed the procedures set out in Statement on Auditing Standards No. 71 ("SAS 71") for a review of interim financial information and providing the report of Deloitte & Touche LLP as described in SAS 71 on the financial statements for each of the quarters in the eight-quarter period ended December 31, 1997 (the "Quarterly Financial Statements"); (iv) state that in the course of such review, nothing came to their attention that leads them to believe that any material modifications need to be made to any of the Quarterly Financial Statements in order for them to be in compliance with generally accepted accounting principles consistently applied across the periods presented and (v) address other matters agreed upon by Deloitte & Touche LLP and the Representative. In addition, you shall have received from Deloitte & Touche LLP, on or prior to the Closing Date, a letter addressed to the Company and made available to you for the use of the Underwriters stating that their review of the Company's system of internal controls, to the extent they deemed necessary in establishing the scope of their examination of the Company's financial statements as of December 31, 1997 or in delivering their Original Letter, did not disclose any weaknesses in internal controls that they considered to be a material weaknesses.

                (h) Prior to the Closing Date, the Shares shall have been designated national market system securities, duly authorized for quotation on the Nasdaq National Market upon official notice of issuance.

                (i) On or prior to the Closing Date, you shall have received from the Sole Stockholder an executed agreement covering the matters described in Section 3(h) of this Agreement.

                (j) The Company shall have furnished to you such further certificates and documents as you shall reasonably request (including certificates of officers of the Company), as to the accuracy of the representations and warranties of the Company and the Sole Stockholder set forth in this Agreement, the performance by the Company of its obligations under this Agreement and the other conditions concurrent and precedent to the obligations of the Underwriters under this Agreement.

                (k) All the agreements, opinions, certificates and letters mentioned above or elsewhere in this Agreement will be in compliance with the provisions of this Agreement only if they are reasonably satisfactory to the Representative and its counsel. The Company will furnish you with such number of conformed copies of such opinions, certificates, letters and documents as you shall reasonably request.

                (l) If any of the conditions specified in this Section 5 shall not have been fulfilled in all material respects when and as provided in this Agreement, time being of the essence, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Representative and its counsel, this Agreement and all obligations of the Underwriters hereunder may be canceled by the Representative at, or at any time prior to, the Closing Date or (with respect to the Option Shares) prior to the date upon which the Option Shares are to be purchased, as the case may be. Notice of such cancellation shall be given to the Company in writing or by telephone, telecopy or telegraph confirmed in writing. Any such termination shall be without liability of the Company to the Underwriters (except as provided in Section 4 or Section 7 of this Agreement) and without liability of the Underwriters to the Company (except to the extent provided in Section 7 of this Agreement).

        6. CONDITION OF THE OBLIGATION OF THE COMPANY. The obligation of the Company to sell and deliver the Shares required to be delivered as and when specified in this Agreement shall be subject to the condition that, at the Closing Date or, (with respect to the Option Shares,) the date upon which the Option Shares are to be purchased, no stop order suspending the effectiveness of the Registration Statement shall be in effect and no proceedings therefor shall be pending or threatened by the Commission.

        7.      INDEMNIFICATION AND CONTRIBUTION.

                (a) The Company agrees to indemnify and hold harmless each Underwriter and each person (including each partner or officer thereof) who controls any Underwriter within the meaning of Section 15 of the Securities Act from and against any and all losses, claims, damages or liabilities, joint or several, to which such indemnified parties or any of them may become subject under the Securities Act, the Exchange Act or other federal or state statute, law or regulation, at common law or otherwise, specifically including but not limited to losses, claims, damages or liabilities (or actions in respect thereof) related to negligence on the part of any Underwriter, and the Company agrees to reimburse each such Underwriter and controlling person for any legal or other expenses (including, except as otherwise provided below, settlement expenses and fees and disbursements of counsel) incurred by the respective indemnified parties in connection with defending against any such losses, claims, damages or liabilities or in connection with any investigation or inquiry of, or other proceeding that may be brought against, the respective indemnified parties, in each case insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon, in whole or in part, (i) any breach of any representation, warranty, covenant or agreement of the Company in this Agreement, (ii) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement in the form originally filed or in any amendment thereto (including the Prospectus as part thereof) or any post-effective amendment thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading or (iii) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus or the Prospectus (as amended or as supplemented if the Company shall have filed with the Commission any amendment thereof or supplement thereto) or the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (iv) any untrue statement or alleged untrue statement of a material fact contained in any application or other document, or any amendment or supplement thereto, executed by the Company or based upon written information furnished by or on behalf of the Company filed in any jurisdiction in order to qualify or register the Shares under the securities or Blue Sky laws thereof or to obtain an exemption from such qualification or registration or filed with the Commission or any securities association, the Nasdaq National Market, or any securities exchange, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that (1) the indemnity agreements of the Company contained in this Section 7(a) shall not apply to any such losses, claims, damages, liabilities or expenses if such statement or omission was made in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Representative specifically for use in the Registration Statement, any Preliminary Prospectus or the Prospectus or any such amendment thereof or supplement thereto and (2) the indemnity agreement contained in this
Section 7(a) with respect to any Preliminary Prospectus shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, claims, damages, liabilities or expenses purchased the Shares that are the subject thereof (or to the benefit of any person controlling such Underwriter) if the Company can demonstrate that at or prior to the written confirmation of the sale of such Shares a copy of the Prospectus (or the Prospectus as amended or supplemented) (excluding the documents incorporated therein by reference) was not sent or delivered to such person and the untrue statement or omission of a material fact contained in such Preliminary Prospectus was corrected in the Prospectus (or the Prospectus as amended or supplemented), unless the failure is the result of noncompliance by the Company with Section 3 of this Agreement.

        The indemnity agreement of the Company contained in this Section 7(a) and the representations and warranties of the Company contained in Section 1 of this Agreement shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any indemnified party and shall survive the delivery of and payment for the Shares. This indemnity agreement shall not function as an exclusive remedy hereunder and shall be in addition to any liabilities that the Company may have pursuant to this Agreement or otherwise.

                (b) The Sole Stockholder agrees to indemnify and hold harmless each Underwriter and each person (including each partner or officer thereof) who controls any Underwriter within the meaning of Section 15 of the Securities Act from and against any and all losses, claims, damages or liabilities, joint or several, to which such indemnified parties or any of them may become subject under the Securities Act, the Exchange Act or other federal or state statute, law or regulation, at common law or otherwise, specifically including but not limited to losses, claims, damages or liabilities (or actions in respect thereof) related to negligence on the part of any Underwriter, and the Sole Stockholder agrees to reimburse each such Underwriter and controlling person for any legal or other expenses (including, except as otherwise provided below, settlement expenses and fees and disbursements of counsel) incurred by the respective indemnified parties in connection with defending against any such losses, claims, damages or liabilities or in connection with any investigation or inquiry of, or other proceeding that may be brought against, the respective indemnified parties, in each case insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon, in whole or in part, (i) any breach of any representation, warranty, covenant or agreement of the Sole Stockholder in this Agreement, (ii) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement in the form originally filed or in any amendment thereto (including the Prospectus as part thereof) or any post-effective amendment thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading or (iii) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus or the Prospectus (as amended or as supplemented if the Company shall have filed with the Commission any amendment thereof or supplement thereto) or the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (iv) any untrue statement or alleged untrue statement of a material fact contained in any application or other document, or any amendment or supplement thereto, executed by the Company or based upon written information furnished by or on behalf of the Company filed in any jurisdiction in order to qualify or register the Shares under the securities or Blue Sky laws thereof or to obtain an exemption from such qualification or registration or filed with the Commission or any securities association, the Nasdaq National

Market, or any securities exchange, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that (1) the indemnity agreements of the Sole Stockholder contained in this Section 7(b) shall not apply to any such losses, claims, damages, liabilities or expenses if such statement or omission was made in reliance upon and in conformity with information furnished in writing to the Company or the Sole Stockholder by or on behalf of any Underwriter through the Representative specifically for use in the Registration Statement, any Preliminary Prospectus or the Prospectus or any such amendment thereof or supplement thereto and (2) the indemnity agreement contained in this Section 7(b) with respect to any Preliminary Prospectus shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, claims, damages, liabilities or expenses purchased the Shares that are the subject thereof (or to the benefit of any person controlling such Underwriter) if the Company or the Sole Stockholder can demonstrate that at or prior to the written confirmation of the sale of such Shares a copy of the Prospectus (or the Prospectus as amended or supplemented) (excluding the documents incorporated therein by reference) was not sent or delivered to such person and the untrue statement or omission of a material fact contained in such Preliminary Prospectus was corrected in the Prospectus (or the Prospectus as amended or supplemented), unless the failure is the result of noncompliance by the Company with Section 3 of this Agreement; provided, further, however, that the liability of the Sole Stockholder for indemnification under this Section 7(b), in the absence of fraud, shall not exceed the proceeds received by the Sole Stockholder from the payment of the Distribution to be made to the Sole Stockholder immediately following the Closing Date as set forth in the Prospectus.

        The indemnity agreement of the Sole Stockholder contained in this
Section 7(b) and the representations and warranties of the Sole Stockholder contained in Section 1 of this Agreement shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any indemnified party and shall survive the delivery of and payment for the Shares. This indemnity agreement shall not function as an exclusive remedy hereunder and shall be in addition to any liabilities that the Sole Stockholder may otherwise have pursuant to this Agreement or otherwise.

                (c) Each Underwriter, severally and not jointly, agrees to indemnify and hold harmless the Company, each of its officers who signs the Registration Statement, each of its directors, each other Underwriter and each person (including each partner or officer thereof) who controls the Company or any such other Underwriter within the meaning of Section 15 of the Securities Act from and against any and all losses, claims, damages or liabilities, joint or several, to which such indemnified parties or any of them may become subject under the Securities Act, the Exchange Act, or other federal or state statute, law or regulation or at common law or otherwise and to reimburse each of them for any legal or other expenses (including, except as otherwise hereinafter provided, settlement expenses and fees and disbursements of counsel) incurred by the respective indemnified parties in connection with defending against any such losses, claims, damages or liabilities or in connection with any investigation or inquiry of, or other proceeding that may be brought against, the respective indemnified parties, in each case arising out of or based upon (i) any breach of any representation, warranty, covenant or agreement of the indemnifying Underwriter in this Agreement, (ii) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (including the Prospectus as part thereof) or any post-effective amendment thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading or (iii) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus or the Prospectus (as amended or as supplemented if the Company shall have filed with the Commission any amendment thereof or supplement thereto) or the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, but in each case under clauses (i), (ii) and (iii) above, as the case may be, only if such statement or omission was made in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of such indemnifying Underwriter through the Representative specifically for use in the Registration Statement, in any Preliminary Prospectus or the Prospectus or any such amendment thereof or supplement thereto. The Company acknowledges and agrees that the matters described in Section 2(h) of this Agreement constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in the Registration Statement, any Preliminary Prospectus or the Prospectus.

        The indemnity agreement of each Underwriter contained in this Section 7(c) shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any indemnified party and shall survive the delivery of and payment for the Shares. This indemnity agreement shall not function as an exclusive remedy hereunder and shall be in addition to any liabilities that each Underwriter may have pursuant to this Agreement or otherwise.

                (d) Each person or entity indemnified under the provisions of Sections 7(a), 7(b) and 7(c) above agrees that, upon the service of a summons or other initial legal process upon it in any action or suit instituted against it or upon its receipt of written notification of the commencement of any investigation or inquiry of, or proceeding against, it in respect of which indemnity may be sought on account of any indemnity agreement contained in such Sections, it will, if a claim in respect thereunder is to be made against the indemnifying party or parties under this Section 7, promptly give written notice (the "Notice") of such service or notification to the party or parties from whom indemnification may be sought hereunder. No indemnification provided for in Sections 7(a), 7(b) or 7(c) above shall be available to any person who fails to so give the Notice if the party to whom such Notice was not given was unaware of the action, suit, investigation, inquiry or proceeding to which the Notice would have related, but only to the extent such party was materially prejudiced by the failure to receive the Notice, and the omission so to notify such indemnifying party or parties shall not relieve such indemnifying party or parties from any liability which it or they may have to the indemnified party for contribution or otherwise than on account of Sections 7(a), 7(b) and 7(c). Any indemnifying party shall be entitled at its own expense to participate in the defense of any action, suit or proceeding against, or investigation or inquiry of, an indemnified party. Any indemnifying party shall be entitled, if it so elects within a reasonable time after receipt of the Notice by giving written notice (the "Notice of Defense") to the indemnified party, to assume (alone or in conjunction with any other indemnifying party or parties) the entire defense of such action, suit, investigation, inquiry or proceeding, in which event such defense shall be conducted, at the expense of the indemnifying party or parties, by counsel chosen by such indemnifying party or parties and reasonably satisfactory to the indemnified party or parties; provided, however, that (i) if the indemnified party or parties reasonably determine that there may be a conflict between the positions of the indemnifying party or parties and of the indemnified party or parties in conducting the defense of such action, suit, investigation, inquiry or proceeding or that there may be legal defenses or rights available to such indemnified party or parties different from or in addition to those available to the indemnifying party or parties, then separate counsel for and selected by the indemnified party or parties shall be entitled to conduct the defense of the indemnified parties to the extent determined by such counsel to be necessary to protect the interests of the indemnified party or parties, and (ii) provided, further, that the indemnifying party shall not be liable for the fees and expenses of more than one separate counsel, reasonably approved by the indemnifying party, for all of the indemnified parties, plus, if applicable, local counsel in each jurisdiction. In addition, in any event, the indemnified party or parties shall be entitled to have counsel selected by such indemnified party or parties participate in, but not conduct, the defense. If, within a reasonable time after receipt of the Notice, an indemnifying party gives a Notice of Defense and, unless separate counsel is to be chosen by the indemnified party or parties as provided above, the counsel chosen by the indemnifying party or parties is reasonably satisfactory to the indemnified party or parties, the indemnifying party or parties will not be liable under Sections 7(a) through 7(d) for any legal expenses subsequently incurred by the indemnified party or parties in connection with the defense of the action, suit, investigation, inquiry or proceeding, except that (A) the indemnifying party or parties shall bear and pay the legal and other expenses incurred in connection with the conduct of the defense as referred to in clause (i) of the proviso to the preceding sentence and (B) the indemnifying party or parties shall bear and pay such other expenses as it or they have authorized to be incurred by the indemnified party or parties. If, within a reasonable time after receipt of the Notice, no Notice of Defense has been given, the indemnifying party or parties shall be responsible for any legal or other expenses incurred by the indemnified party or parties in connection with the defense of the action, suit, investigation, inquiry or proceeding.

                (e) In order to provide for just and equitable contribution in any action in which a claim for indemnification is made pursuant to this
Section 7 but is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right to appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 7 provides for indemnification in such case, each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages, liabilities and expenses referred to in Section 7(a), 7(b) or 7(c) above (i) in such proportion as is appropriate to reflect the relative benefits received by each indemnifying party from the offering of the Shares or
(ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of each party in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, or actions in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Company, the Sole Stockholder and the Underwriters shall be deemed to be in the same respective proportions as the total proceeds from the offering of the Shares received by the Company (net of the underwriting discounts and the Distribution), the Distribution made to the Sole Stockholder, and the total underwriting discount retained by the Underwriters bear to the aggregate public offering price of the Shares. Relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by a party and the party's relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission.

                (f) The parties agree that it would not be just and equitable if contribution pursuant to Section 7(e) were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to in the first sentence of Section 7(e) and to the considerations referred to in the third sentence of the first paragraph of Section 7(e). The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities, or actions in respect thereof, referred to in the first sentence of Section 7(e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating, preparing to defend or defending against any action or claim which is the subject of Section 7(e). Notwithstanding the provisions of Section 7(e), (i) no Underwriter shall be required to contribute any amount in excess of the underwriting discount applicable to the Shares purchased by that Underwriter and (ii) the Sole Stockholder, in the absence of fraud, shall not be required to contribute any amount in excess of the proceeds received by the Sole Stockholder from the payment of the Distribution. For purposes of Section 7(e), each person who controls an Underwriter within the meaning of the Securities Act shall have the same rights to contribution as such Underwriter, and each person who controls the Company within the meaning of the Securities Act, each officer of the Company who signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the immediately preceding and immediately following sentences. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute pursuant to Section 7(e) are several in proportion to their respective underwriting obligations and not joint.

                (g) Each party or other entity entitled to contribution agrees that upon the service of a summons or other initial legal process upon it in any action instituted against it in respect of which contribution may be sought, it will promptly give written notice of such service to the party or parties from whom contribution may be sought, but the omission so to notify such party or parties of any such service shall not relieve the party from whom contribution may be sought from any obligation it may have hereunder or otherwise (except as specifically provided in Section 7(d) above). Section 7(e) shall not be operative as to any Underwriter to the extent that the Company is entitled to receive or has received indemnity under this Section 7.

                (h) Neither the Company nor the Sole Stockholder shall, without the prior written consent of each Underwriter, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not such Underwriter or any person who controls such Underwriter within the meaning of
Section 15 of the Securities Act is a party to such claim, action, suit or proceeding) unless such settlement, compromise or consent includes an unconditional release of each such Underwriter and each such controlling person from all liability arising out of such claim, action, suit or proceeding.

                (i) The parties to this Agreement hereby acknowledge that they are sophisticated business persons who were represented by counsel during the negotiations regarding the provisions of this Agreement, including, without limitation, the provisions of Sections 4(a)(iii), 4(b) and 4(c) and this Section 7 of this Agreement and that they are fully informed regarding all such provisions. They further acknowledge that the provisions of Sections 4(a)(iii), 4(b) and 4(c) and this Section 7 of this Agreement fairly allocate the risks in light of the ability of the parties to investigate the Company and its business in order to assure that adequate disclosure is made in the Registration Statement, each Preliminary Prospectus and the Prospectus as required by the Securities Act, the Rules and Regulations, the Exchange Act and the rules and regulations of the Commission under the Exchange Act.

        8. SUBSTITUTION OF UNDERWRITERS. If for any reason one or more of the Underwriters fails or refuses (otherwise than for a reason sufficient to justify the termination of this Agreement under the provisions of Section 5 or
Section 9 of this Agreement) to purchase and pay for the number of Firm Shares agreed to be purchased by such Underwriter or Underwriters, the Company shall immediately give notice thereof to the Representative and the non-defaulting Underwriters shall have the right within 24 hours after the receipt by the Representative of such notice to purchase, or procure one or more other Underwriters to purchase, in such proportions as may be agreed upon among the Representative and such purchasing Underwriter or Underwriters and upon the terms set forth herein, all or any part of the Firm Shares that such defaulting Underwriter or Underwriters agreed to purchase. If the non-defaulting Underwriters fail to make such arrangements with respect to all such Shares, the number of Firm Shares that each non-defaulting Underwriter is otherwise obligated to purchase under this Agreement shall be automatically increased on a pro rata basis to absorb the remaining Shares that the defaulting Underwriter or Underwriters agreed to purchase; provided, however, that the non-defaulting Underwriters shall not be obligated to purchase the Shares that the defaulting Underwriter or Underwriters agreed to purchase if the aggregate number of such Shares exceeds 10% of the total number of Firm Shares that all Underwriters agreed to purchase under this Agreement. If the total number of Firm Shares that the defaulting Underwriter or Underwriters agreed to purchase shall not be purchased or absorbed in accordance with the two preceding sentences, the Company shall have the right, within 24 hours next succeeding the first 24-hour period above referred to, to make arrangements with other underwriters or purchasers satisfactory to you for purchase of such Shares on the terms set forth in this Agreement. In any such case, either you or the Company shall have the right to postpone the Closing Date determined as provided in Section 2(c) of this Agreement for not more than seven business days after the date originally fixed as the Closing Date pursuant to said Section 2(c) in order that any necessary changes in the Registration Statement, the Prospectus or any other documents or arrangements may be made.

        If neither the non-defaulting Underwriters nor the Company makes arrangements within the time periods provided in the first three sentences of the first paragraph of this Section 8 for the purchase of all the Firm Shares that the defaulting Underwriter or Underwriters agreed to purchase hereunder, this Agreement shall be terminated without further act or deed and without any liability on the part of the Company to any non-defaulting Underwriter (except as provided in Section 4 or Section 7 of this Agreement) and without any liability on the part of any non-defaulting Underwriter to the Company (except to the extent provided in Section 7 of this Agreement). Nothing in this Section 8, and no action taken hereunder, shall relieve any defaulting Underwriter from liability, if any, to the Company, the Sole Stockholder or any non-defaulting Underwriter for damages occasioned by its default under this Agreement. The term "Underwriter" in this Agreement shall include any persons substituted for an Underwriter under this Section 8.

        9.      EFFECTIVE DATE OF AGREEMENT AND TERMINATION.

                (a) If the Registration Statement has not been declared effective prior to the date of this Agreement, this Agreement shall become effective at such time, after notification of the effectiveness of the Registration Statement has been released by the Commission, as you and the Company shall agree upon the public offering price and the purchase price of the Shares. If the public offering price and the purchase price of the Shares shall not have been determined prior to 2:00 p.m., San Francisco time, on the fifth full business day after the Registration Statement has become effective, this Agreement shall thereupon terminate without liability on the part of the Company to the Underwriters (except as provided in Section 4 or Section 7 of this Agreement) or the Underwriters to the Company (except as set forth in Section 7 of this Agreement). By giving notice before the time this Agreement becomes effective, you, as Representative of the several Underwriters, may prevent this Agreement from becoming effective without liability of any party to the other party, except that the Company shall remain obligated to pay costs and expenses to the extent provided in Section 4 and Section 7 of this Agreement. If the Registration Statement has been declared effective prior to the date of this Agreement, this Agreement shall become effective upon execution and delivery by you and the Company.

                (b) This Agreement may be terminated by you in your absolute discretion by giving written notice to the Company at any time on or prior to the Closing Date or, with respect to the purchase of the Option Shares, on or prior to any later date on which the Option Shares are to be purchased, as the case may be, if prior to such time any of the following has occurred: (i) the Company shall have failed, refused or been unable to perform any agreement on its part to be performed, or because any other condition of the Underwriters' obligations hereunder required to be fulfilled is not fulfilled, including, without limitation, after the respective dates as of which information is given in the Registration Statement and the Prospectus, any material adverse change or development involving a prospective adverse change in or affecting particularly the business, properties, condition (financial or otherwise), results of operations or prospects of the Company and the Subsidiary considered as one enterprise, whether or not arising in the ordinary course of business, occurs which would, in your reasonable judgment, make the offering or the delivery of the Shares impracticable or inadvisable; or (ii) there shall have been the engagement in hostilities or an escalation of major hostilities by the United States or the declaration of war or a national emergency by the United States on or after the date hereof, or any outbreak of hostilities or other national or international calamity or crisis or change in economic or political conditions, if the effect of such outbreak, calamity, crisis or change in economic or political conditions on the financial markets of the United States would, in your reasonable judgment, make the offering or delivery of the Shares impracticable or inadvisable; or (iii) there shall have been suspension of trading in securities generally or a material adverse decline in value of securities generally on the New York Stock Exchange, the American Stock Exchange, the Nasdaq National Market or limitations on prices (other than limitations on hours or numbers of days of trading) for securities on either such exchange or system; or (iv) there shall have been the enactment, publication, decree or other promulgation of any federal or state statute, regulation, rule or order of, or commencement of any proceeding or investigation by, any court, legislative body, agency or other governmental authority which in your reasonable judgment materially and adversely affects or may materially and adversely affect the business, properties, condition (financial or other otherwise), results of operations or prospects of the Company; or (v) there shall have been the declaration of a banking moratorium by federal, New York or California state authorities; or (vi) there shall have been the taking of any action by any federal, state or local government or agency in respect of its monetary or fiscal affairs which, in your reasonable judgment, has or is likely to have a material adverse effect on the securities markets in the United States; or (vii) the Company shall have sustained a loss by strike, fire, flood, earthquake, accident or other calamity of such character as to interfere materially with the conduct of the business and operations of the Company regardless of whether or not such loss shall have been insured. In the event of termination pursuant to subparagraph (i) above because of any intentional or willful failure, refusal or inability on the party of the Company or the Sole Stockholder to perform any agreement herein or to comply with any provisions herein, other than by reason of a default by any of the Underwriters, the Company shall remain obligated to pay costs and expenses pursuant to Sections 4 and 7. If this Agreement shall be terminated pursuant to this Section 9, there shall be no liability of the Company to the Underwriters (except pursuant to Section 4 and Section 7 of this Agreement) and no liability of the Underwriters to the Company (except to the extent provided in Section 7 of this Agreement).

        10. NOTICES. Except as otherwise provided herein, all communications hereunder shall be in writing and, if to the Underwriters, shall be mailed, telecopied or telegraphed or delivered to Van Kasper & Company, 600 California Street, Suite 1700, San Francisco, California 91111, Attention: Syndicate Manager (telecopier: (415) 397-2744), with a copy to Cooley Godward LLP, One Maritime Plaza, 20th Floor, San Francisco, California 94111, Attention: Gregory
C. Smith (telecopier: (415) 951-3699); and if to the Company, shall be mailed, telecopied or delivered to it at its office at 3200-F Regatta Boulevard, Richmond, California 94804, Attention: President (telecopier: (510) 970-9784),
Attention: President, with a copy to Orrick Herrington & Sutcliffe LLP, 400 Sansome Street, San Francisco, California 94111, Attention: John F. Seegal, Esq. (telecopier: (415) 773-5759). All notices given by telecopy or telegraph shall be promptly confirmed by letter.

        11. PERSONS ENTITLED TO THE BENEFIT OF THIS AGREEMENT. This Agreement shall inure to the benefit of the Company, the Sole Stockholder and the several Underwriters and, with respect to the provisions of Section 4 and Section 7 of this Agreement, the several parties (in addition to the Company, the Sole Stockholder and the several Underwriters) indemnified under the provisions of Section 4 and Section 7, and their respective personal representatives, successors and assigns. Nothing in this Agreement is intended or shall be construed to give to any other person, firm or corporation any legal or equitable remedy or claim under or in respect of this Agreement or any provision contained herein. The term "successors and assigns" as herein used shall not include any purchaser, as such purchaser, of any of the Shares from the several Underwriters.

        12. GENERAL. Notwithstanding any provision of this Agreement to the contrary, the reimbursement, indemnification and contribution agreements contained in this Agreement and the representations, warranties, covenants and agreements in this Agreement shall remain in full force and effect regardless of
(a) any termination of this Agreement, (b) any investigation made by or on behalf of any Underwriter or controlling person thereof or by or on behalf of the Company or their respective directors or officers and (c) delivery and payment for the Shares under this Agreement; provided, however, that if this Agreement is terminated prior to the Closing Date, the provisions of Sections 3(f), 3(g), 3(h), 3(i), 3(j), 3(k), 3(l) and 3(m) of this Agreement shall be of no further force or effect.

This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which together shall constitute one and the same instrument, and may be delivered by facsimile transmission.

        13. APPLICABLE LAWS. This Agreement shall be governed by, and construed in accordance with, the laws of the state of California.

        14. AUTHORITY OF THE REPRESENTATIVE. In connection with this Agreement, the Representative will act for and on behalf of the several Underwriters, and any action taken under this Agreement by the Representative, as representative of the several Underwriters, will be binding on all the Underwriters.

If the foregoing correctly sets forth your understanding, please so indicate by signing in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement among the Company, the Sole Stockholder and the several Underwriters.

                                        Very truly yours,

                                        SHOE PAVILION, INC.

                                        _________________________________
                                        Dmitry Beinus
                                        Chairman, President and
                                        Chief Executive Officer

                                        SOLE STOCKHOLDER

                                        ---------------------------------
                                        Dmitry Beinus


The foregoing Agreement is hereby confirmed and accepted as of the date first above written.



On their behalf and on behalf of each of the several Underwriters named in Schedule I hereto:


VAN KASPER & COMPANY

By:
   -----------------------------------------
            Authorized Signatory

                                  SCHEDULE I
                                 UNDERWRITERS


                                                Number of
                                                Firm Shares to
Underwriters                                    be Purchased
------------                                    --------------
Van Kasper & Company...........................



        Total.................................. 1,800,000

                                    ANNEX A

Matters to be Covered in the Opinion of Counsel for the Company

(i) Each of the Company and the Subsidiary has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation;

(ii) Each of the Company and the Subsidiary has the corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus;

(iii) The Company is duly qualified to do business as a foreign corporation and is in good standing in the State of California and the Subsidiary is duly qualified to do business as a foreign corporation and is in good standing in the States of California, Nevada and Oregon;

(iv) The execution and delivery of the Exchange Agreement dated as of February __, 1998 (the "Exchange Agreement") between the Subsidiary and the Company, which effected the transfer of the stock of the Subsidiary to the Company on the date hereof, was duly authorized by all necessary corporate action on the part of each of the Subsidiary and the Company; each of the Subsidiary and the Company had all necessary corporate power and authority to execute and deliver the Exchange Agreement and to consummate the transfer contemplated by the Exchange Agreement, and the Exchange Agreement constitutes a valid and binding obligation of each of the Subsidiary and the Company, enforceable in accordance with its terms, except as enforceability may be limited by general equitable principles, bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally;

(v) The authorized, issued and outstanding capital stock of the Company as of date therein and the date hereof is as set forth in the Prospectus under the caption "Capitalization"; the issued and outstanding shares of capital stock of the Company and the Subsidiary have been duly and validly authorized and issued, are fully paid and nonassessable and, to the best knowledge of such counsel, have not been issued in violation of any preemptive right or other rights to subscribe for or purchase securities or in violation of any applicable federal or state securities laws to the best knowledge of such counsel; to the best knowledge of such counsel, the Company owns all of the outstanding shares of the Subsidiary; to the best knowledge of such counsel, other than the rights granted pursuant to the Underwriting Agreement and except as set forth in the Prospectus, there are no options, warrants or other rights outstanding to subscribe for or purchase any shares of capital stock of the Company or the Subsidiary

(vi) The Shares will, upon issuance and delivery against payment therefor in accordance with the terms of the Underwriting Agreement, be duly authorized, validly issued, fully paid and nonassessable and, to the best knowledge of such counsel, will not have been issued in violation of any preemptive right or other rights to subscribe for or purchase securities;

(vii) The Company has the corporate power and authority to enter into the Underwriting Agreement and to issue, sell and deliver to the Underwriters the Shares to be issued and sold by it thereunder;

(viii) The Underwriting Agreement has been duly authorized by all necessary corporate action on the part of the Company and has been duly executed and delivered by the Company and the Sole Stockholder and, assuming its due authorization, execution and delivery by you, is the valid and binding agreement of the Company and the Sole Stockholder, enforceable against the Company and the Sole Stockholder in accordance with its terms, except insofar as the indemnification and contribution provisions thereof may be limited by public policy concerns and except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally or by general equitable principles;

(ix) The Registration Statement has become effective under the Securities Act and, to the best knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or threatened under the Securities Act;

(x) The Registration Statement and the Prospectus, and each amendment or supplement thereto (other than the financial statements and financial data included therein, as to which such counsel need express no opinion), as of the effective date of the Registration Statement, complied as to form in all material respects with the requirements of the Securities Act and the applicable Rules and Regulations;

(xi) The terms and provisions of the capital stock of the Company conform in all material respects to the description thereof contained in the Registration Statement and Prospectus, and the information in the Prospectus under the caption "Description of Capital Stock," to the extent it constitutes matters of law or legal conclusions, has been reviewed by such counsel and is correct, and the forms of certificates evidencing the Common Stock comply with Delaware law;

(xii) The description in the Registration Statement and the Prospectus of the charter and bylaws of the Company and of statutes are accurate in all material respects and fairly present in all material respects the information required to be presented by the Securities Act and the Rules and Regulations;

(xiii) To the best knowledge of such counsel, there are no agreements, contracts, licenses, leases or documents of a character required to be described or referred to in the Registration Statement or Prospectus or to be filed as an exhibit to the Registration Statement that are not described or referred to therein and filed as required;

(xiv) The performance of the Underwriting Agreement and the consummation of the transactions contemplated therein do not conflict with or result in a breach or violation of any terms or provisions of, or constitute a default under (a) the terms of the Company's Certificate of Incorporation or Bylaws, (b) any agreement or instrument of the Company or the Subsidiary that is filed as an exhibit to the Registration Statement, (c) to the best knowledge of such counsel, any material law, ordinance, rule or regulation of any regulatory body or administrative agency or other governmental agency or body having jurisdiction over the Company or the Subsidiary or over any of their properties or operations or (d) to the best knowledge of such counsel, any order, writ, injunction, judgment or decree of any governmental agency or body or of any court having jurisdiction over the Company or the Subsidiary or over any of their properties or operations;

(xv) No authorization, approval or consent of any governmental authority or agency is necessary in connection with the consummation of the transactions contemplated by the Underwriting Agreement, except such as have been obtained under the Securities Act, are necessary under the Securities Act or as may be required under state securities or Blue Sky laws in connection with the purchase and the distribution of the Shares by the Underwriters;

(xvi) To the best knowledge of such counsel, there are no legal or governmental proceedings pending or threatened against the Company, the Subsidiary or the Sole Stockholder of a character which are required to be disclosed in the Registration Statement or the Prospectus by the Securities Act or the applicable Rules and Regulations, other than those described therein;

(xvii) To the best knowledge of such counsel, neither the Company nor the Subsidiary is presently (a) in material violation of its respective charter or bylaws or (b) in material breach of any applicable statute, rule or regulation known to such counsel or, to such counsel's knowledge, any order, writ or decree of any court or governmental agency or body having jurisdiction over the Company or the Subsidiary or over any of their properties or operations;

(xviii) To the best knowledge of such counsel, except as set forth in the Registration Statement and Prospectus, no holders of Common Stock or, other securities of the Company have registration rights with respect to any securities of the Company.

In addition, such counsel shall state that such counsel has participated in conferences with officers and other representatives of the Company, the independent public accountants of the Company, the Representative and counsel to the Underwriters, at which conferences the contents of the Registration Statement and the Prospectus and related matters were discussed and, although such counsel has not independently verified the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus, nothing has come to the attention of such counsel that caused such counsel to believe that, at the time the Registration Statement became effective, the Registration Statement (except as to financial statements and financial data derived therefrom, as to which such counsel need express no opinion) contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or at the Closing Date or any later date on which the Option Shares are to be purchased, as the case may be, the Prospectus

(except as to financial statements and financial data derived therefrom) contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

                                      A-4